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Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-45717 and No. 333-46617 of PH Group Inc. on Form S-8 of our report dated June 14, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-KSB of PH Group Inc. for the year ended December 31, 1999.


Deloitte & Touche LLP
Columbus, Ohio
July 17, 2000




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